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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-43574, 333-57782, 333-79573, 333-79553, 333-56905, 333-39747 and 333-28725) and on Form S-3 (No.'s 333-79659, 333-58659, 333-48513, 333-66120 and 333-19601) of Advent Software, Inc. of our reports dated February 28, 2001 and February 14, 2002 relating to the financial statements of Kinexus Corporation for the December 31, 2000 and 2001, respectively, both of which appear in this Current Report on Form 8-K/A of Advent Software, Inc.

/s/ Ernst & Young LLP
New York, New York
April 29, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS